Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

(1)
Registration Statement (Form S-8 No. 333-254794) pertaining to the 2018 Equity Incentive Plan (Prior Plan), 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Design Therapeutics, Inc.

of our report dated March 10, 2022, with respect to the financial statements of Design Therapeutics, Inc., included in this Annual Report (Form 10-K) of Design Therapeutics, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

San Diego, California

March 10, 2022